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                                                                    EXHIBIT 23.3

                              ACCOUNTANTS' CONSENT

    The Board of Directors
    Borg Internet Services, Inc.:

    We consent to the inclusion of our report dated January 22, 1999, with respect to the balance sheet of Borg Internet Services, Inc. as of December 31, 1998 and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 1998 included herein and to the reference to our firm under the heading "Experts" included in the Registration Statement (Form SB-2) and related prospectus of BiznessOnline.com, Inc.

                                          /s/ KPMG LLP


Providence, Rhode Island
May 10, 1999